UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the First Amendment (as defined herein) provided under Item 2.01 is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 5, 2012, W&T Offshore, Inc. (the “Company”) closed its previously announced acquisition of exploration and production properties in the Gulf of Mexico from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (collectively, “Newfield”), pursuant to a Purchase and Sale Agreement, dated as of September 17, 2012, by and among Newfield and the Company (the “Purchase and Sale Agreement”). The Purchase and Sale Agreement was amended on October 5, 2012 (the “First Amendment”) to allow for an escrow in connection with an open preferential purchase right held by a third party with respect to two of the blocks to be acquired by the Company, among other things.

The Company acquired 78 federal offshore lease blocks (two of which are held in escrow subject to the exercise or expiration of preferential rights held by a third party) on approximately 432,700 gross acres (416,000 gross acres excluding overriding royalty interests), which includes 65 blocks in the deepwater, six of which are producing; 10 blocks on the conventional shelf, four of which are producing; and an overriding royalty interest in three deepwater blocks, two of which are producing. The producing deepwater blocks are in the Garden Banks, Mississippi Canyon and Viosca Knoll areas. In addition to the production in those deepwater blocks, the Company acquired exploration potential in each of those areas, as well as in the Green Canyon and Atwater Valley areas. The producing conventional shelf leases are in Ship Shoal, West Cameron, Vermilion, and West Delta areas. The Company acquired total undeveloped leasehold acreage of approximately 312,000 gross acres, 91% of which is in deepwater.

As of the closing date, the adjusted purchase price paid for the properties, as reflected on the preliminary settlement statement, was approximately $208 million, subject to further post-effective date adjustments and the assumption of asset retirement obligations associated with these properties. The acquisition was funded from the Company’s available cash on hand and its revolving credit facility.

A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the First Amendment is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 5, 2012, the Company issued a press release updating its guidance with regard to the impact of Hurricane Isaac, Tropical Storm Debbie and third-party pipeline outages on total third quarter production. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2012, Jesus G. Melendrez notified the Company of his decision to resign from his position as the Senior Vice President and Chief Commercial Officer of the Company to pursue other interests. His resignation was effective on October 11, 2012.

Item 7.01	Regulation FD Disclosure.

As noted in Item 2.02, on October 5, 2012, the Company issued a press release announcing the completion of the acquisition of properties from Newfield and updating its current operations and 2012 production guidance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Impacts on Third Quarter Production

A number of events have impacted third quarter 2012 production, including Hurricane Isaac, Tropical Storm Debbie and third-party pipeline outages. The combined impact of these events reduced total third quarter 2012 production by approximately 0.8 MBoe. Third quarter production was also reduced as a result of the sale of South Timbalier 41 field in the second quarter and the sanding up of our A2 ST Mississippi Canyon 243 well. We expect to begin drilling a sidetrack of the A2 well before the end of the year. With the exception of South Timbalier 41, the deferral of production from these unexpected shut-ins referred to above should not materially impact total proved reserves of the Company.

Qui Tam Litigation

The Company was recently served with a complaint in a qui tam action filed under the federal False Claims Act by an employee of a Company contractor. The lawsuit, United States ex rel. Comeaux v. W&T Offshore, Inc., et al.; CA No. 10-494, was filed in the United States District Court for the Eastern District of Louisiana, against the Company and three other working interest owners related to claims associated with three of the Company’s operated production platforms. A qui tam action, also known as a “whistleblower” action, is a lawsuit brought by a private citizen seeking civil penalties or damages against a person or company on behalf of the government for alleged violations of law. If the claims are successful, the person filing the suit may recover a percentage of the damages or penalty from the lawsuit as a reward for exposing a wrongdoing and recovering funds on behalf of the government. The complaint was originally filed in 2010 but kept under confidential seal in order for the federal government to decide if it wished to intervene and take over the prosecution of the qui tam action. The government declined to intervene in this suit and the complaint was amended and made public in June 2012, thereby giving the plaintiff the opportunity to pursue the claims. The complaint was served on the Company on September 21, 2012.

The complaint alleges that environmental violations at three of the Company’s operated production platforms in the Gulf of Mexico violate the federal offshore lease provisions so that the Company wrongfully, among other things, retained benefits under the applicable leases. The alleged environmental violations include allegations of discharges of relatively small amounts of oil into the Gulf of Mexico, the failure to report and record such discharges, and falsification of certain produced water samples and related reports required under federal law. The events are alleged to have occurred in 2009. These are largely the same allegations involved in the ongoing federal grand jury investigation of the Company, which the Company has previously disclosed and in which the Company is fully cooperating.

The Company intends to vigorously defend the claims made in this lawsuit. Since it has only recently been served, the Company has not made any determination of the likelihood of an adverse outcome or the amount or range of any potential loss in the event of an adverse outcome.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement, dated as of September 17, 2012, by and among Newfield Exploration Company and Newfield Exploration Gulf Coast LLC, as Sellers, and W&T Offshore, Inc., as Buyer.*

Exhibit 2.2	First Amendment to Purchase and Sale Agreement, dated as of October 5, 2012, by and among Newfield Exploration Company and Newfield Exploration Gulf Coast LLC, as Sellers, and W&T Offshore, Inc., as Buyer.*

Exhibit 99.1	Press Release dated October 5, 2012.

*	Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain exhibits and schedules to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 12, 2012	By:	/s/ JOHN D. GIBBONS
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer